SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT (the "Agreement") made this 29th day of February, 2008, by and between HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. (the "Adviser") and TRANSWESTERN SECURITIES MANAGEMENT, L.L.C. (the "Subadviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

         WHEREAS, the Adviser wishes to enter into a contract with the Subadviser to render to the Adviser the following services:

         Provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investments regarding the North American portfolio of the Henderson Global Real Estate Equities Fund (the "Portfolio"), a separate series of the Henderson Global Funds (the "Trust"), subject to oversight by the Board of Trustees of the Trust and the supervision of the Adviser.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

         1. Compensation. As compensation for the services enumerated herein, the Adviser will pay the Subadviser a fee, which shall be calculated monthly and payable monthly, as set forth in Schedule A hereto.

         In the event that the Adviser wishes to engage the Subadviser to render services enumerated herein to one or more other portfolios of the Trust, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services and agrees upon the subadvisory fee rates to be payable by the Adviser, the Subadviser shall notify the Adviser in writing, whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder and Schedule A hereto shall be amended.

         If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser's compensation for such fraction of the month shall be determined by applying the fees set forth in Schedule A to the average daily net asset value of the Portfolio Segment (as defined in Section 4) during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.

         2. Effective Date; Authority of Adviser and Subadviser. Provided that the guarantee in the form attached at Appendix 1 is executed by the Subadviser and Transwestern Investment Company L.L.C., which is the sixty percent (60%) beneficial owner of the Subadviser, this Agreement shall become effective as of the date first above written subject to the approval of the Board of Trustees of the Trust and the sole shareholder of the Portfolio in accordance with the provisions of the Investment Company Act of 1940 (the "1940 Act"). The Adviser will promptly advise the Subadviser as to the giving of such approval. The Adviser represents that it is the investment adviser of the Portfolio, with the authority as such to enter into this Agreement. The Subadviser represents that it has the authority to enter into this Agreement.

         3. Term; Termination. This Agreement shall become effective with respect to the Portfolio on the date hereof and shall remain in full force until August 30, 2009 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to any Portfolio to which the Agreement shall have become applicable, but only so long as such continuance is specifically approved for such Portfolio at least annually in the manner required by the 1940 Act, and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Subadviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         This Agreement may be terminated at any time without the payment of any penalty, by the Adviser, or by the Subadviser, or by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio on sixty (60) days written notice.

         This Agreement shall automatically terminate in the event of its assignment or (upon notice thereof to the Subadviser) the assignment of the Investment Advisory Agreement between the Trust and the Adviser, unless the continuation of this Agreement thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Portfolio as required by the 1940 Act.

         The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

         4. Services. Subject to the supervision of the Board of Trustees of the Trust and the Adviser, the Subadviser will provide an investment program for such portion of the assets of each Portfolio as Adviser shall from time to time designate (each a "Portfolio Segment"), including investment research and management with respect to securities and investments, including cash and cash equivalents in the Portfolio Segment, and will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio Segment. The Subadviser will provide the services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Prospectus (as used herein this term includes the related Statement of Additional Information). The Subadviser further agrees that it:

         (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal or State agencies which now have or in the future will have jurisdiction over its activities;

         (b) will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for the Portfolio Segment, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with Section 4(c);

         (c) will place orders pursuant to its investment determinations for the Portfolio Segment either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most favorable execution of its orders, except as provided below. In no instance will securities be purchased from or sold to the Subadviser or any affiliated person of the Subadviser as principal. Notwithstanding the foregoing sentence, the Subadviser may arrange for the execution of brokered transactions through an affiliated broker dealer in conformity with policies and procedures for such purpose if, when, and as established by the Board of Trustees of the Trust. Subject to policies established by the Board of Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Portfolio, or be in breach of any obligation owing to the Adviser or the Trust or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay an unaffiliated broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser's overall responsibilities with respect to the accounts, including the Portfolio Segment, as to which it exercises investment discretion;

         (d) will provide the Funds' custodian on each business day with information relating to all transactions concerning the Portfolio's assets and shall provide the Adviser with such information upon request of the Adviser, and review the daily valuation of securities owned by the Portfolio Segment as obtained on a daily basis by the Trust's administrator and furnished by it to Subadviser, and will promptly notify the Trust and the Adviser if the Subadviser believes that any such valuation may not properly reflect the market value of any securities owned by the Portfolio Segment;

         (e) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser;

         (f) maintain books and records with respect to the securities transactions for the Portfolio Segment, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Portfolio Segment, and provide in advance to the Adviser all of the Subadviser's reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings;

         (g) maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act") and other applicable state and federal regulations and provide annual certifications regarding its compliance program and such reports as the Adviser or the Board shall reasonably request from time to time;

         (h) will keep the Adviser, for itself and on behalf of the Trust, informed of developments materially affecting the Portfolio or the Portfolio Segment and shall, on the Subadviser's own initiative and as reasonably requested by the Adviser, for itself and on behalf of the Trust, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose;

         (i) will immediately forward upon receipt, to the Adviser, for itself and as agent for the Trust any correspondence from the Securities and Exchange Commission ("SEC") or other regulatory authority that relates to a Portfolio or the Portfolio Segment and the Subadviser's response thereto and agrees that it will immediately notify the Adviser and the Trust in the event that the
Subadviser: (a) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment subadviser pursuant to this Agreement; or (b) is or expected to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority;

         (j) will promptly notify the Adviser of any financial condition that is likely to impair the Subadviser's ability to fulfill its commitment under this Agreement; and

         (k) will review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in a Portfolio pursuant to written procedures and policies adopted by the Subadviser subject to the supervision and direction of the Board of the Trust. The Subadviser shall provide to the Adviser its complete proxy voting record on behalf of the Portfolio in connection with Rule 30b1-4 under the 1940 Act. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Subadviser.

         5. Confidentiality. Subadviser agrees with respect to the services provided to the Portfolio Segment that it:

         (a) will provide the Adviser with trade information and broker confirms upon request; and

         (b) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolio Segment and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to the Trust where Subadviser is advised by counsel that the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

         6. Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, that Subadviser may retain copies thereof at its own expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act relating to transactions placed by Subadviser for the Portfolio.

         7. Exclusivity. During the period of this Agreement, the Subadviser agrees that, without the prior written consent of the Adviser, it will neither provide investment advisory services directly or indirectly, nor offer for distribution to broker-dealer firms a similar global real estate equities product. For the avoidance of doubt, the Subadviser is not permitted to accept an appointment by a third party to act as investment manager in relation to global real estate equities but can accept an appointment to act as investment manager solely in relation to North American property securities.

         8. Information to be Furnished to Subadviser. The Adviser agrees that it will furnish currently to the Subadviser all information with reference to the Portfolio and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Adviser will furnish to Subadviser procedures consistent with the Trust's contract with the Portfolio's custodian from time to time (the "Custodian"), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for the Portfolio Segment by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Portfolio Segment, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

         9. Use of Names.

         (a) The Subadviser acknowledges and agrees that the names "Henderson", "Henderson Global Funds", "Henderson Global Investors", and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the Subadviser shall use the names Henderson Global Funds and Henderson Global Investors, and associated abbreviations and logos, only in connection with the Subadviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Subadviser agrees to obtain prior written approval from the Adviser before using or referring to Henderson Global Funds, and Henderson Global Investors, or the Trust or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Subadviser from referring to the performance of the Portfolio in the Subadviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Trust, as those terms are used in the rules, regulations and guidelines of the SEC and the Financial Industry Regulatory Authority.

         (b) The Adviser acknowledges that "Transwestern Securities Management", "Transwestern" and "TSM" and abbreviations or logos associated with those names are valuable property of the Subadviser and are distinctive in connection with investment advisory and related services provided by the Subadviser, the names are a property right of the Subadviser, and are understood to be used by the Trust upon the conditions hereinafter set forth; provided that the Trust may use such names only so long as the Subadviser shall be retained as the investment subadviser of the Trust pursuant to the terms of this Agreement.

         (c) The Subadviser acknowledges that each Fund and its agents may use the "Transwestern Securities Management", "Transwestern" and TSM" names in connection with accurately describing the activities of the Trust, including use with marketing and other promotional and informational material relating to the Trust. In the event that the Subadviser shall cease to be the investment subadviser of a Fund, then the Fund at its own or the Adviser's expense, upon the Subadviser's written request: (i) shall cease to use the Subadviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions which may be necessary or desirable to effect the foregoing and to reconvey to the Subadviser all rights which a Fund may have to such name. The Adviser agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and Subadviser agrees to allow the Funds and their agents a reasonable time to effectuate the foregoing.

         (d) The Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

         10. Indemnification. The Subadviser agrees to indemnify and hold harmless the Adviser, the Trust and any affiliated person of either the Adviser or the Trust within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person"), against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser, the Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Subadviser's responsibilities as subadviser of the Funds to the extent of and as a result of (i) the willful misconduct, bad faith, or gross negligence of the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser; or (ii) a breach by the Subadviser of a material provision of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of the Adviser, the Trust or affiliated person of either the Adviser or the Trust deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as investment adviser of the Funds to the extent of and as a result of (i) the willful misconduct, bad faith, or gross negligence of the Adviser, any of the Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Adviser; or (ii) a breach by the Adviser of a material provision of this Agreement; provided, however, that in no case is the Adviser's indemnity in favor of the Subadviser or any affiliated person of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         11. Limitation of Liability of the Trust, its Trustees, and Shareholders. It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

         12. Key Personnel. The appointment of the Subadviser under this Agreement is conditional on an on-going basis on the Subadviser ensuring that Reagan Pratt and James Kammert (the "Key Personnel") perform the obligations of the Subadviser under this Agreement. Any delegation of such performance by any of the Key Personnel to a third party employee, officer or director of the Subadviser must be agreed to in writing in advance by the Adviser.

         If any of the Key Personnel serve notice of their intention to terminate their employment by or appointment to act for the Subadviser, the Subadviser must:

         (a) immediately notify the Adviser of such occurrence; and

         (b) provide the Adviser within 10 days of receipt of such notice of termination from any of the Key Personnel replacement personnel acceptable to the Adviser (at its sole discretion) for the purposes of performing the obligations of the relevant departing Key Personnel under this Agreement.

         Notwithstanding the provisions of Section 3, this Agreement may be terminated immediately by the Adviser, without the payment of any penalty, if the Subadviser fails to fulfill its obligations described in paragraphs (a) and
(b) above, or if the Adviser determines that the replacement personnel are not acceptable.

         13. Severability; Applicable Law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without applying the principles of conflicts of law thereunder.

         14. Amendment. As to each Portfolio of the Trust, this Agreement may be amended only by an instrument in writing signed by the party against which enforcement of the amendment is sought. An amendment of this Agreement affecting a Portfolio hereunder shall not be effective until approved by (i) vote of the holders of a majority of the outstanding voting securities of the Portfolio; and
(ii) a majority of those Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval unless otherwise permitted under the 1940 Act.

         15. Third Part Beneficiary. The parties acknowledge that the Trust is a third party beneficiary of the services and obligations set forth in this Agreement.

         16. Notice. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

         To the Adviser at:                Christopher K. Yarbrough, Senior Legal
                                           Counsel and Corporate Secretary
                                           737 N. Michigan Ave.
                                           Suite 1700
                                           Chicago, IL  60611
         To the Subadviser at:             Reagan Pratt
                                           Transwestern Securities Management, L.L.C.
                                           150 Wacker Drive
                                           Suite 800
                                           Chicago, IL 60606

                                           With a copy to Scott
                                           Drane at the same
                                           address.
         To the Portfolio or the Trust at: Christopher K. Yarbrough
                                           Secretary
                                           737 N. Michigan Ave.
                                           Suite 1700
                                           Chicago, IL  60611

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.


                                                      HENDERSON GLOBAL INVESTORS
                                                      (NORTH AMERICA) INC.

                                                      By: /s/ James G. O'Brien
                                                          --------------------



                                                      TRANSWESTERN SECURITIES
                                                      MANAGEMENT, L.L.C.

                                                      By: /s/ James A.Fox
                                                          ---------------

                                   SCHEDULE A

HENDERSON GLOBAL REAL ESTATE EQUITIES FUND

         There are two components to the sub-advisory fee.



         (1) The Adviser will pay to the Subadviser a monthly fee based upon an annual percentage of the average daily net assets of the Portfolio Segment, as follows:


         0.50% for the first $500 million;

         0.45% for the next $500 million; and

         0.40% for the balance thereafter.

The fee for a given month shall be paid on the first business day of the following month.

         (2) The Adviser also will pay to the Subadviser a fee equal to 1/12 of
7.25 basis points of the initial amount of any investment into the Portfolio for the first 12 months after the investment. The fee for a given month shall be paid on the first business day of the following month. The Adviser will furnish such information as the Subadviser may reasonably request from time to time to enable it to calculate the amount of this fee. This fee applies to all investments, except this fee does not apply to any investments that may be made by the World Bank.

                                   APPENDIX 1
                            FORM OF PARENT GUARANTEE

                                    GUARANTY
                          DATED AS OF FEBRUARY 29, 2008

Transwestern Investment Company, L.L.C., the beneficial owner of sixty percent (60%) of the limited liability company interests in Transwestern Securities Management, L.L.C. ("TSM"), in consideration of the agreements and covenants of TSM contained in the Sub-Investment Management Agreement dated February 29, 2008 (the "Agreement") between TSM and Henderson Global Investors (North America) Inc. ("HENDERSON"), hereby fully and unconditionally guarantees, as guarantor (the "GUARANTOR"), principal and not merely as surety, all Liabilities (defined below) of TSM contained in or arising under the Agreement. The Guarantor absolutely and unconditionally guarantees Henderson the full and prompt payment of the Liabilities when due, whether at stated maturity, by acceleration or otherwise. The Guarantor will not only pay the Liabilities, but will also reimburse Henderson for any fees, charges, costs and expenses, including reasonable attorneys' fees, that Henderson may pay in collecting from TSM and for liquidating this Guaranty. The Guarantor's obligations under this Guaranty shall be payable in lawful money of the United States of America.

LIABILITIES. The term "LIABILITIES" in this Guaranty means all monetary obligations, indebtedness and liabilities of TSM to Henderson or the Henderson Global Real Estate Equities Fund arising under the Agreement, as amended, restated or otherwise modified from time to time. Such liabilities may include indemnification obligations arising under the Agreement for any losses which may be suffered or incurred by, and all actions, proceedings, claims, costs, demands and expenses which may be brought against suffered or incurred by, Henderson or the Henderson Global Real Estate Equities Fund or any shareholder of the Fund in connection with the Agreement where any such loss occurs as a result of breach of contract, fraud, bad faith, wilful default or negligence on the part of TSM or persons designated by it in the performance or non-performance by TSM of its duties and obligations under the Agreement ("TSM'S DEFAULT"). Such liabilities may also include any taxation assessed upon or payable by Henderson where such taxation is attributable to TSM's Default.

REMEDIES. If any amount owing under this Guaranty is not paid when due, Henderson shall have all of the rights and remedies provided by any law or agreement. The Guarantor is liable to Henderson for all reasonable costs and expenses of every kind incurred in collection of any Liabilities, including without limitation reasonable attorneys' fees and court costs.

NATURE OF GUARANTY. This Guaranty is a guaranty of payment and not of collection. Therefore, Henderson may insist that the Guarantor pay immediately, and Henderson is not required to attempt to collect first from TSM or any other person liable for the Liabilities. The obligation of the Guarantor shall be unconditional and absolute even if all or any part of the Agreement between Henderson and TSM is unenforceable, void, voidable or illegal, and regardless of the existence of any defense, setoff or counterclaim that TSM may assert. It is not necessary for Henderson to inquire into the powers of the Guarantor or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Liabilities made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

WAIVERS. The Guarantor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended and
(b) the benefit of any statute of limitations affecting such Guarantor's obligations hereunder or the enforcement hereof. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of this Guaranty is effective unless it is in writing and signed by the party against whom it is being enforced.

INFORMATION. The Guarantor assumes all responsibility for being and keeping itself informed of the TSM's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Liabilities and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that Henderson does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

SEVERABILITY. The provisions of this Guaranty are several, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or Henderson, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

REPRESENTATIONS BY GUARANTOR. The Guarantor represents that: (a) the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party and (b) this Guaranty is a valid and binding agreement, enforceable according to its terms. The Guarantor further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized, and (b) the execution and delivery of this Guaranty and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of organization or its operating agreement or any agreement governing its affairs.

NOTICE. Any notices and demands hereunder or related to this document shall be in writing and delivered to the intended party at its address listed below, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given (i) upon receipt if delivered by hand, (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (iii) on the third Delivery Day after the notice is deposited in the mail. "DELIVERY DAY" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

     If to Guarantor:      Transwestern Investment Company, L.L.C.
                           150 North Wacker Drive, Suite 800
                           Chicago, Illinois  60606
                           USA
                           Attn: Scott Drane
                           Tel: (312) 827-7101
                           Fax: (312) 499-1901

     If to Henderson:      Henderson Global Investors (North America) Inc.
                           737 N. Michigan Avenue, Suite 1700
                           Chicago, IL 60611
                           Attn: Legal Department
                           Tel: (312) 397-1122
                           Fax: (312) 475-7011

GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ADMINISTERED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

CONSENT TO JURISDICTION AND VENUE. THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE FEDERAL COURTS OF THE UNITED STATES, IN EACH CASE SITTING IN COOK COUNTY, ILLINOIS, IN ANY SUIT, ACTION OR PROCEEDING ("PROCEEDING") RELATING TO THIS GUARANTY. THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ILLINOIS STATE OR FEDERAL COURTS WITH RESPECT TO ANY PROCEEDING AND CONSENT THAT SERVICE OF PROCESS AS PROVIDED BY ILLINOIS LAW MAY BE MADE UPON GUARANTOR IN SUCH PROCEEDING, AND MAY NOT CLAIM THAT THE PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY ILLINOIS STATE OR FEDERAL COURT IN ANY SUCH PROCEEDING.

MISCELLANEOUS. The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor as to all or any part of the Liabilities, and may be enforced for the full amount of the Guaranty, regardless of the Guarantor's liability under any other guaranty. This Guaranty binds the Guarantor's heirs, successors and assigns, and benefits Henderson and its successors and assigns, subject to the prior written consent of Henderson having been obtained by the Guarantor to any such act of inheritance, succession or assignment by the Guarantor. The use of headings does not limit the provisions of this Guaranty.

WAIVER OF JURY TRIAL. THE GUARANTOR AND HENDERSON (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATION IN RESOLVING ANY DISPUTE (WHETHER BASED ON TORT, CONTRACT OR OTHERWISE) BETWEEN SUCH GUARANTOR AND HENDERSON IN ANY WAY ARISING OUT OF OR RELATED TO DOCUMENT.

                            GUARANTOR:

                            TRANSWESTERN INVESTMENT COMPANY, L.L.C.

                            By: /s/ James A. Fox
                                ----------------
                            Name:  James A. Fox

                            Title: Managing Director and Chief Financial Officer

                            Date:
                                  ----------------------------------------------
ACCEPTED:

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.

By: /s/ James O'Brien
    -----------------

Name: James O'Brien

Title: Director Corporate Services

Date:
      ----------------------------------------------


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